As filed with the Securities and Exchange Commission on February 13, 2002.
                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ___________________

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ________________

                            HERSHA HOSPITALITY TRUST
             (Exact name of registrant as specified in its charter)

                               ___________________

            MARYLAND                                          25-1811499
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)

                            148 SHERATON DRIVE, BOX A
                            NEW CUMBERLAND, PA 17070
                                 (717) 770-2405
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                               ___________________

                                  ASHISH PARIKH
                             CHIEF FINANCIAL OFFICER
                            HERSHA HOSPITALITY TRUST
                            148 SHERATON DRIVE, BOX A
                            NEW CUMBERLAND, PA 17070
                                 (717) 770-2405
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:

                               LOK MOHAPATRA, ESQ.
                              SHAH RAY & BYLER, LLP
                               PENN MUTUAL TOWERS
                          510 WALNUT STREET, 9TH FLOOR
                             PHILADELPHIA, PA 19106
                                 (215) 238-1045
                               ___________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: FROM TIME TO TIME OR AT ONE TIME AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT AS DETERMINED BY MARKET CONDITIONS.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              CALCULATION OF REGISTRATION FEE

                                                         Proposed         Proposed
                                                         Maximum           Maximum
                                      Amount Being    Offering Price      Aggregate         Amount of
Title of Securities Being Registered  Registered(1)    Per Share(2)    Offering Price   Registration Fee
------------------------------------  -------------  ----------------  ---------------  -----------------

Priority Class A Common Shares              500,000  $           6.02  $     3,010,000  $             277

(1)  Plus such additional number of shares as may be required in the event of a share dividend, share split, recapitalization or other similar event.
(2)  Estimated  solely  for  purposes of calculating the registration fee.  Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the registration fee has been calculated based upon the high and low sales prices  reported  on the American Stock Exchange for the registrant's Priority Class A
     Common Shares on February 11, 2002.

                            HERSHA HOSPITALITY TRUST

                           DIVIDEND REINVESTMENT PLAN

                     500,000 PRIORITY CLASS A COMMON SHARES
                                ($0.01 PAR VALUE)

                             ______________________

     Our Dividend Reinvestment Plan provides holders of our Company's Priority Class A Common Shares, $0.01 par value, with a convenient method of purchasing additional priority common shares without payment of any brokerage commission or service charge.

     Any holder of record of priority common shares is eligible to participate in the plan.

     Participants in the plan may have cash dividends on all or a portion of their priority common shares automatically reinvested.

     The purchase price of the priority common shares purchased with reinvested cash dividends will be at a price equal to 95% of the "average market price," which means the average of the close prices of our priority common shares as reported by the American Stock Exchange for each of the five (5) trading days immediately preceding the investment date as of which such purchase is made.

     Shareholders who do not elect to participate in the plan will continue to receive cash dividends on shares registered in their names.

     Our priority common shares are listed on the American Stock Exchange under the symbol "HT." The last reported sales price of the priority common shares on the American Stock Exchange on February 12, 2002 was $6.00 per share.

                              ____________________

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ____________________


                  This prospectus is dated February 13, 2002.

                                TABLE OF CONTENTS

                                                                            Page

WHERE YOU CAN FIND MORE INFORMATION. . . . . . . . . . . . . . . . . . . .     3
ABOUT HERSHA HOSPITALITY TRUST . . . . . . . . . . . . . . . . . . . . . .     3
FORWARD LOOKING STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . .     4
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
DESCRIPTION OF THE PLAN. . . . . . . . . . . . . . . . . . . . . . . . . .     5
INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
LEGAL OPINION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

                              ____________________

     You should rely only on the information provided in this prospectus. We have not authorized anyone else to provide you with different information. This prospectus is not an offer to sell these priority common shares and it is not soliciting an offer to buy these priority common shares in any state where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus.

                              ____________________

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual reports, quarterly reports, special reports, and other information with the Securities and Exchange Commission. You may read and copy reports, statements or other information at the SEC's public reference rooms in Washington, D.C. (at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549), or Chicago, Illinois (at Suite 1400, 500 West Madison, Chicago, Illinois 60661). Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "www.sec.gov". Information about us can also be found at our web site at "www.hersha.com".

     This prospectus, which constitutes a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, omits certain of the information set forth in the registration statement. Accordingly, you should refer to the registration statement and its exhibits for further information with respect to us and our priority common shares. Copies of the registration statement and its exhibits are on file at the offices of the SEC. This prospectus contains statements concerning documents filed as exhibits. For the complete text of any of these documents, we refer you to the copy of the document filed as an exhibit to the registration statement.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to other documents that we have filed. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the shares offered by this prospectus have been sold or we otherwise terminate the offering of these shares:

     -    Our Annual Report on Form 10-K for the year ended December 31, 2000;

     - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

     -    Our Current Report on Form 8-K dated July 31, 2001;

     -    Our Current Report on Form 8-K dated December 7, 2001;

     -    Our Current Report on Form 8-K dated December 10, 2001;

     - Our definitive Proxy Statement, as filed with the SEC on April 13, 2001 in connection with our solicitation of proxies for the annual meeting of shareholders held May 31, 2001; and

     - The description of our priority common shares on Form 8-A dated January 15, 1999.

     We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, a copy of any of the documents referred to above as being incorporated by reference. You may request a copy of these filings by writing or telephoning us at the following address:

                               Ashish Parikh, CFO
                            Hersha Hospitality Trust
                            148 Sheraton Drive, Box A
                            New Cumberland, PA 17070
                                 (717) 770-2405

                         ABOUT HERSHA HOSPITALITY TRUST

     Hersha Hospitality Trust is a Maryland real estate investment trust that invests in limited service and full service hotels with strong, national franchise affiliations, or hotels with the potential to obtain these franchises, in the mid-scale market segment in the eastern United States. Since our initial public offering in January 1999, we have concentrated on owning economy, mid-scale and upper-economy hotels located in diverse markets. We recently have re-focused our business strategy toward acquiring mid-scale hotels in leading central business districts, in close proximity to airports and in suburban areas around major metropolitan markets.

     We own our hotels through our operating partnership, Hersha Hospitality Limited Partnership, of which we are the general partner and own 31% of the partnership interests. In order for us to qualify as a REIT, we cannot operate our hotels. Therefore, we lease each of our hotels to management companies to operate our hotels. We lease 14 of our hotels to Hersha Hospitality Management, L.P. (HHMLP), a Pennsylvania limited partnership. HHMLP is owned in part by three of our executive officers, two of our trustees and their affiliates. We lease the remaining four hotels located in Atlanta, Georgia to subsidiaries of Noble Investment Group, Ltd., an unaffiliated third party real estate development and hotel management company. In addition, HHMLP provides administrative services to us for a fixed annual fee.

     The leases are designed to allow us to participate in revenue growth at our hotels by providing for percentage rent based on hotel revenues. The percentage rent calculation in each of these leases is based upon incentive thresholds. These thresholds are designed to provide incentive to our lessees to generate higher revenues at each hotel by reducing the rent percentage due above the incentive threshold.

     Our acquisition policy is to acquire hotels for which we expect to receive rents at least equal to 12% of the purchase price paid for each hotel, net of certain costs. In addition, we intend to acquire hotels that meet one or more of the following criteria:

     - nationally-franchised hotels such as Comfort Inn(R), Fairfield Inn(R), Marriott Courtyard(R), Hampton Inn(R), Hilton Garden Inn(R), Holiday Inn(R) and Holiday Inn Express(R) hotels, and limited service extended-stay hotels such as Comfort Suites(R), Homewood Suites(R), Main Stay Suites(R), Staybridge Suites(R), Embassy Suites(R), Summerfield Suites(R) and Residence Inn by Marriott(R) hotels;

     - hotels with significant barriers to entry, such as high development costs, limited availability of land and the presence of similarly branded hotels;

     - poorly-managed hotels, which could benefit from new management, a new marketing strategy and association with a national franchisor;

     - hotels in deteriorated physical condition that could benefit significantly from renovations; and

     - hotels in attractive locations that we believe could benefit significantly by changing franchises to a superior brand.

     Future acquisitions may include hotels newly developed by some of our executive officers, trustees and their affiliates.

     Our mailing address is Hersha Hospitality Trust, 148 Sheraton Drive, Box A, New Cumberland, PA 17070. Our telephone number is (717) 770-2405.

                           FORWARD LOOKING STATEMENTS

     This report, including the documents incorporated in this report by reference, contains certain forward-looking statements. These include statements about our expansion plans, acquisition or leasing of additional land parcels, construction of new hotels and expansion of existing hotels, access to debt financing and capital, payment of quarterly dividends and other matters. These statements are not historical facts but are expectations or projections based on certain assumptions and analyses made by our senior management in light of their experience and perception of historical trends, current conditions, expected further developments and other factors. Whether actual results and developments will conform to our expectations and predictions is, however, subject to a number of risks and uncertainties.

     The words "estimate," "project," "intend," "expect," "anticipate," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this report and the documents incorporated in this report by reference as well as in other written materials, press releases and oral statements issued by us or on our behalf. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this report.

                                 USE OF PROCEEDS

     The net proceeds to be received by us from the sale of the priority common shares pursuant to our Dividend Reinvestment Plan will be used for working capital and other corporate purposes.

                             DESCRIPTION OF THE PLAN

     We are offering to the holders of priority common shares the opportunity to purchase up to 500,000 priority common shares through our Dividend Reinvestment Plan. The plan was approved by our Board of Trustees on November 28, 2001. The following question and answer format constitutes the provisions of the plan.

PURPOSE

1.   WHAT IS THE PURPOSE THE PLAN?

     The purpose of the plan is to provide record holders of priority common shares who participate in the plan with a simple and convenient method of investing cash dividends in priority common shares without payment of any brokerage commission or service charge. Priority common shares will be purchased from us under the plan. See "Use of Proceeds." No open market purchases will be made for purposes of the plan.

ADVANTAGES

2.   WHAT ARE THE ADVANTAGES OF THE PLAN?

     As a participant in the plan, you will not have to pay brokerage commissions, fees or service charges in connection with purchases under the plan. However, if your shares are registered in the name of a nominee or broker, such nominee or broker may charge a commission or fee. You may invest all of your dividends under the plan because the plan permits fractions of shares, as well as whole shares, to be purchased and credited to your account. Regular statements of account provide simplified record keeping. All purchases by reinvestment of dividends will be credited to your account on the records maintained by the plan administrator.

     The price of shares purchased by you under the plan with reinvested cash dividends will be 95% of the average market price of the shares (see Question No. 9 below).

ADMINISTRATION

3.   WHO WILL ADMINISTER THE PLAN?

     First Union National Bank will administer the plan as your agent, and will send statements of account to you and perform other duties relating to the plan (See Question No. 23 below). You may direct questions to the plan administrator by calling 1-800-829-8432 or by writing to:

     First Union National Bank
     Shareholder Customer Service - NC1153
     1525 West W.T. Harris Blvd., 3C3
     Charlotte, NC 28288-1153

     You should give your account number to the plan administrator in any telephone or written inquiry.

PARTICIPATION

4.   WHO IS ELIGIBLE TO PARTICIPATE?

     You may participate in the plan if you are a record holder of priority common shares. As a record holder of priority common shares, you may participate in the plan with respect to all or any portion of the priority common shares registered in your name. If you are a beneficial owner whose priority common shares are held in a name other than your own (e.g., in the name of a broker or bank nominee), you must either (i) become a shareholder of record by having such shares transferred into your name, or (ii) make appropriate arrangements with your nominee to participate on your behalf as the beneficial owner. Without so complying, you will not be eligible to participate in the plan as a beneficial owner. We reserve the right to refuse to permit a broker, bank nominee or other record holder to participate in the plan if the terms of such participation would, in our judgment, result in excessive cost or burden on us. In addition, we may refuse to allow your participation in the plan if you reside in a state whose securities laws do not exempt offers and sales pursuant to the plan from registration.

5.   HOW DO I BECOME A PARTICIPANT?

     As an eligible shareholder, you may join the plan at any time by completing and signing an authorization form and returning it to the plan administrator. Authorization forms may be obtained from the plan administrator.

     If you are a new participant, your authorization form must be submitted to and received by the plan administrator no later than five (5) business days prior to a dividend record date to reinvest the related dividend.

6.   DO I HAVE TO AUTHORIZE DIVIDEND REINVESTMENT ON A MINIMUM NUMBER OF SHARES?

     No. There are no minimum share requirements. As a record holder of priority common shares, you may authorize the reinvestment of dividends on all or any portion of your shares (See Question Nos. 4 above and 7 below).

7.   MAY I CHANGE THE NUMBER OF SHARES SUBJECT TO THE PLAN?

     Yes. To change the number of priority common shares subject to the plan, you must notify the plan administrator in writing of the desired change. Any notification received after a dividend record date will not be effective until dividends paid for that record date have been reinvested and the shares are credited to your account.

     All priority common shares purchased through reinvestment of dividends and all shares for which you have delivered share certificates to the plan administrator (see Question Nos. 10 and 18 below) will be held in your account with the plan administrator and will be registered in your name, except as otherwise instructed by you (see Question No. 21 below).

PURCHASES

8.   WHEN WILL MY DIVIDENDS BE INVESTED UNDER THE PLAN?

     If you participate in the plan, your dividends will be invested in additional shares and credited to your account on each dividend payment date. Dividend payment dates for our priority common shares are anticipated to be in January, April, August and October each year. The record date is usually a date near the end of each of those months. Interest will not be paid by us or the plan administrator on cash payments held pending investment.

9.   AT WHAT PRICE ARE SHARES PURCHASED UNDER THE PLAN?

     Purchases of priority common shares with reinvested cash dividends are at a price equal to 95% of the "average market price," which means the average of the close prices of priority common shares as reported by the American Stock Exchange for each of the five (5) trading days immediately preceding the date of purchase.

10. HOW MANY PRIORITY COMMON SHARES WILL BE PURCHASED ON MY BEHALF BY THE PLAN ADMINISTRATOR?

     The number of shares that will be purchased on your behalf by the plan administrator will depend on the amount of dividends to be reinvested in your account and the applicable purchase price of the priority common shares (See Question No. 9 above). Your account will be credited with that number of shares, including any fractional share interest computed to three (3) decimal places, equal to the total amount of dividends to be reinvested divided by 95% of the average market price (determined as described in the response to Question No. 9 above).

11. WILL DIVIDENDS ON SHARES HELD IN MY ACCOUNT BE USED TO PURCHASE ADDITIONAL PRIORITY COMMON SHARES?

     Yes. All dividends on shares held in your account whether purchased through dividend reinvestment payments or otherwise, will be automatically reinvested in additional priority common shares.

12. WILL I HAVE TO PAY ANY EXPENSES OR FEES IN CONNECTION WITH PURCHASES UNDER THE PLAN?

     No. You will incur no brokerage commissions, fees or service charges for purchases made under the plan. All costs of administration of the plan are paid by us.

VOLUNTARY CASH PAYMENTS

13.  CAN I PURCHASE SHARES BY MAKING VOLUNTARY CASH PAYMENTS?

     No. The plan does not currently permit purchase of shares with voluntary cash payments.

REPORTS TO PARTICIPANTS

14.  WHAT KIND OF REPORTS WILL I BE SENT REGARDING THE PLAN?

     You will be sent a quarterly statement of account by mail as soon as practicable after each dividend payment date. Each quarterly statement will indicate:

     -    the total dividend payment;

     -    the amount of the dividend payment reinvested;

     -    the purchase price per share;

     -    the number of shares purchased; and

     -    the number of shares in your account.

     These statements are a record of the cost of purchases under the plan, and should be retained for tax purposes. In addition, you will receive copies of our annual reports to shareholders, proxy statements and income tax information for reporting dividends. If you are a beneficial owner whose shares are registered in names other than your own (for instance, in the name of a broker, bank nominee or other record holder), you must arrange to obtain their copies of such reports from the record holder.

SHARE CERTIFICATES

15. WILL I RECEIVE CERTIFICATES FOR PRIORITY COMMON SHARES PURCHASED UNDER THE PLAN?

     Unless you request them, certificates for priority common shares purchased under the plan will not be issued to you. The number of shares credited to your account under the plan will be shown on your statement of account. This safekeeping feature protects against loss, theft or destruction of share certificates. Certificates will be issued to you for shares withdrawn from the plan (See Question No. 17 below).

16. MAY I DELIVER THE CERTIFICATES THAT ARE NOW IN MY POSSESSION TO THE PLAN ADMINISTRATOR FOR CREDIT TO MY ACCOUNT MAINTAINED AS PART OF THE PLAN?

     Yes. You may request the necessary forms from the plan administrator at the address set forth in Question No. 3 above.

WITHDRAWAL OF SHARES IN PLAN ACCOUNTS

17.  HOW MAY I WITHDRAW SHARES PURCHASED UNDER THE PLAN?

     You may withdraw all or a portion of the shares in your account by notifying the plan administrator in writing and specifying the number of shares you wish to withdraw. You should mail the notice to the plan administrator at the address shown in response to Question No. 3 above. Certificates for whole priority common shares so withdrawn will be registered in your name and delivered to you without charge. You may request that the plan administrator sell all or any portion of the whole priority common shares held on your behalf, with the proceeds from such sale, less any brokerage commissions and fees, being returned to you. Any of your whole shares to be sold may be aggregated and sold with those of other withdrawing plan participants. In this case, the proceeds payable to you will be the average sales price of all shares so aggregated and sold, less a pro rata share of any brokerage commissions and fees.

     Shares will be sold on the first (1st) and 15th days of each month by the plan administrator at then current market prices in transactions carried out through one or more brokerage firms. Any notice of withdrawal received after a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares have been credited to your account. No dividends will be reinvested on shares withdrawn from your account unless an authorization form is or has been submitted with respect to such shares.

     We have directed our plan administrator, First Union National Bank, to process all purchases and sales for the plan through First Union Securities, Inc., an affiliate of the transfer agent (and the plan administrator).

18. WHAT HAPPENS TO ANY FRACTIONAL INTEREST WHEN I WITHDRAW SHARES PURCHASED UNDER THE PLAN?

     Any fractional interest withdrawn by you under the plan will be liquidated by the plan administrator on the basis of the then current market value of the priority common shares and a check issued promptly to you for the proceeds. In no case will certificates representing a fractional interest be issued.

DISCONTINUATION OF DIVIDEND REINVESTMENT

19.  HOW DO I TERMINATE PARTICIPATION IN THE PLAN?

     You may discontinue participation under the plan as to any or all of the shares held in your name by notifying the plan administrator in writing. A request to terminate participation in the plan must be received by the plan administrator at least five (5) business days prior to the next upcoming record date prior to a dividend payment date, in which case, all dividends thereafter will be paid in cash to you. If your request to terminate participation in the plan is received on or after such date, any cash dividend paid on the dividend payment date following such record date will be reinvested and credited to your account in accordance with your previous instructions under the plan. Your request to terminate will then be processed as promptly as possible following such dividend payment date and, thereafter, all dividends will be paid to you in cash.

     If you discontinue participation in the plan as to all of your shares and less than five (5) shares remain in your account, we will have the right, but not the obligation, to issue certificates for those shares and liquidate any fractional interest in accordance with provisions of the plan.

FEDERAL TAX INFORMATION

20.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

     Under federal income tax law, if you acquire priority common shares in the plan purchased directly from us with reinvested dividends, you will be treated as receiving, on each dividend payment date, a distribution in an amount equal to the fair market value of the shares so acquired on that date. The full amount of such distribution will be taxable as ordinary income to the extent of our current and accumulated earnings and profits. The excess, if any, over our earnings and profits will be a return of your capital to the extent of, and in reduction of, the tax basis of your priority common shares, and will be gain to the extent the distribution exceeds your tax basis. Dividends paid to corporate shareholders will not be eligible for the corporate dividends received deduction.

     Your tax basis in the shares purchased directly from us with reinvested dividends will be the fair market value of the shares on the dividend payment date on which the shares were acquired. Your holding period for the shares acquired pursuant to the plan will begin on the day after the date the shares are purchased.

     We will reinvest dividends net of the required amount of federal income tax withholding on dividends if you are a shareholder as to whom federal income tax withholding on dividends is required or a foreign shareholder whose taxable income under the plan is subject to federal income tax withholding. In addition, if you fail to provide the applicable federal income tax certification in the manner required by law, any cash dividends payable on priority common shares (including cash dividends that are reinvested), proceeds from the sale of fractional share interests, and proceeds from the sale of shares held for your account will be subject to federal backup withholding at a rate of up to 30%. Certain shareholders (including most corporations) are exempt from backup withholding and can claim the exemption by filing the appropriate IRS form with us or our payment agent.

     The tax consequences of participation in the plan by certain retirement plans, including an individual retirement account, Keogh Plan, 401(k) Plan, Simplified Pension Plan or any corporate-sponsored retirement plan, may differ from those outlined above. Since the law and regulations regarding the federal income tax consequences of retirement plan participation are complex and subject to change, those considering such participation should consult with their own retirement plan trustees, custodians or tax advisors.

     The above is intended only as a general discussion of the current federal income tax consequences of participation in the plan. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS REGARDING THE FEDERAL AND STATE INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. Certain tax information will be provided to you by the plan administrator (See Question No. 14 above).

OTHER INFORMATION

21. WHAT HAPPENS IF WE ISSUE A SHARE DIVIDEND, DECLARE A SHARE SPLIT OR HAVE A RIGHTS OFFERING WITH RESPECT TO PRIORITY COMMON SHARES?

     Any shares resulting from a share dividend or share split of priority common shares (including whole shares and any fractional interest) in your account will be credited to your account. The basis for any rights offering will include the priority common shares and any fractional interest credited to your account. The number and class of shares subject to the plan will be adjusted to reflect such events as share dividends, share splits, recapitalizations and similar changes.

22. HOW WILL THE SHARES CREDITED TO MY ACCOUNT BE VOTED AT A MEETING OF SHAREHOLDERS?

     A proxy card will be sent to you in connection with any meeting of shareholders. This proxy will apply to all of your shares, including plan shares. If the proxy card is returned properly signed and marked for voting, all shares (including whole and fractional shares) held in the plan will be voted in accordance with your instructions on the proxy card.

     If no instructions are indicated on a properly signed and returned proxy card, all shares (including both whole and fractional shares) held in the plan will be voted in accordance with the recommendations of our management. If the proxy card is not returned or is returned unsigned, your shares covered by such proxy card will not be voted; you or your duly appointed representative could, however, vote the priority common shares registered in your name in person at the meeting.

23.  WHAT IS THE RESPONSIBILITY OF THE PLAN ADMINISTRATOR?

     The plan administrator invests your dividend payments in additional priority common shares, maintains continuing records of your account, and advises you as to all transactions in and the status of your accounts. The plan administrator acts as your agent.

     All notices sent from the plan administrator to you will be addressed to you at your last address of record with the plan administrator. The mailing of a notice to your last address of record will satisfy the plan administrator's duty of giving notice to you. Therefore, you must promptly notify the plan administrator of any change of address.

     In administering the plan, the plan administrator will not be liable for any act or omission to act done in good faith, including, without limitation, any claim for liability arising out of failure to terminate your account upon your death prior to receipt of written notice of such death. The plan administrator will have no duties, responsibilities or liabilities except those which are expressly set forth in the plan.

     All transactions in connection with the plan will be governed by the laws of the Commonwealth of Pennsylvania.

24.  MAY THE PLAN BE MODIFIED OR DISCONTINUED?

     We reserve the right to suspend or terminate the plan at any time. We also reserve the right to make modifications to the plan. We may suspend, terminate or refuse your participation in the plan if participation or any increase in the number of shares held by you would, in the opinion of our Board of Trustees, jeopardize our status as a real estate investment trust. You will be notified of any suspension, termination or modification under those provisions. In addition, we may adopt rules and procedures for the administration of the plan, interpret the provisions of the plan and make any necessary determinations. Any of these rules, procedures, interpretations and determinations will be final and binding.

25.  MAY I PLEDGE SHARES PURCHASED UNDER THE PLAN?

     No. If you wish to pledge shares credited to your account, you must request the withdrawal of such shares in accordance with the procedures outlined in response to Question No. 17 above.

26. WHAT PROCEDURES SHOULD I FOLLOW IF I WISH TO SELL SHARES PURCHASED UNDER THE PLAN?

     If you wish to sell all or a portion of the shares credited to your account, you must request the withdrawal of such shares or request that the plan administrator sell such shares, and in either case the request must be in accordance with the procedures outlined in response to Question No. 17 above.

                                 INDEMNIFICATION

     As allowed by the Maryland General Corporation Law, both our Declaration of Trust and our bylaws permit indemnification of our trustees, officers, employees and agents from liability in certain circumstances. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers or persons controlling the company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                  LEGAL OPINION

     The validity of the shares of priority common shares being offered hereby is being passed upon for us by Shah Ray & Byler, LLP.

                                     EXPERTS

     The consolidated financial statements and financial statement schedule of Hersha Hospitality Trust and subsidiaries, and the financial statements of Hersha Hospitality Management, L.P. and the combined financial statements of the Combined Entities - Initial Hotels, appearing in our annual report on Form 10-K, have been audited by Moore Stephens, P.C., independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements and schedule are incorporated herein by reference upon such reports given upon the authority of such firm as experts in accounting and auditing.

     Any financial statements and schedules hereafter incorporated by reference in the registration statement of which this prospectus is a part that have been audited and are the subject of a report by independent accountants will be so incorporated by reference in reliance upon such reports and upon the authority of each firm as experts in accounting and auditing to the extent covered by consents filed with the Commission.

HERSHA HOSPITALITY TRUST HAS NOT AUTHORIZED ANY PERSON TO GIVE YOU INFORMATION THAT DIFFERS FROM THE INFORMATION IN THIS PROSPECTUS. YOU SHOULD RELY SOLELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IF ANY STATE WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, EVEN IF THE PROSPECTUS IS DELIVERED TO YOU AFTER THE PROSPECTUS DATE, OR YOU BUY HERSHA HOSPITALITY TRUST PRIORITY COMMON SHARES AFTER THE PROSPECTUS DATE.


TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION                                          3
ABOUT HERSHA HOSPITALITY TRUST                                               3
FORWARD LOOKING STATEMENTS                                                   4
USE OF PROCEEDS                                                              5
DESCRIPTION OF THE PLAN                                                      5
INDEMNIFICATION                                                             10
LEGAL OPINION                                                               11
EXPERTS                                                                     11
================================================================================



                            HERSHA HOSPITALITY TRUST


                           DIVIDEND REINVESTMENT PLAN




                            500,000 PRIORITY CLASS A
                                  COMMON SHARES




                                   PROSPECTUS




                                February 13, 2002
================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses to be incurred by Hersha Hospitality Trust in connection with the issuance and distribution of the securities being offered hereby are as follows:

        SEC filing fee                                   $         276
        Accounting fees and expenses                     $         925
        Legal fees and expenses                          $       5,000
        Plan Administration Fees                         $       3,000
        Printing and engraving                           $       2,000
        Miscellaneous                                    $         799
          Total                                          $      12,000
                                                         -------------

ITEM 15.  INDEMNIFICATION OF TRUSTEES AND OFFICERS.

     As permitted by the Maryland Business Corporation Law, our Declaration of Trust eliminates personal liability of our trustees to us or our shareholders for monetary damages for breach of duty of care or other duty as a trustee, except for: (i) any appropriation, in violation of his or her duties, of any business opportunity to us; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability under the Maryland Business Corporation Law; or (iv) any transaction from which the trustee derived an improper personal benefit.

     As allowed by the Maryland Business Corporation Law, both our Declaration of Trust and bylaws provide for indemnification of a trustee, officer, employee or agent who is or was serving at our request as our trustee, officer, employee or agent against all expenses (including attorneys' fees, judgments, fines or other amounts paid in settlement) actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the company, in which any such person was or is a party or is threatened to be made a party, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to a criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful.

     In the face of an action or suit by or in the right of the company, such a person may be indemnified only for expenses (including attorneys' fees) and may not be indemnified in respect of any claim, issue or matter as to which he or she has not been adjudged liable for negligence or misconduct in the performance of his or her duty to us, unless and only to the extent the court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses as such court may deem proper in each case and indemnification of an officer or trustee shall be made only upon specific authorization of a majority of disinterested trustees, by written opinion of independent legal counsel or by the shareholders, unless the officer, or trustee has been successful on the merits or otherwise in the defense of any such action or suit, in which case he or she shall be indemnified without such authorization.

     Our bylaws require us to pay the expenses incurred by a trustee or officer in defending or investigating a threatened or pending action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt by us of an undertaking by or on behalf of such trustee or officer to repay such amount if it is ultimately determined that he or she is not entitled to indemnification and permit us to advance to other employees and agents of the company upon such terms and conditions as are specified by our Board of Trustees. The advancement of expense, as well as indemnification, pursuant to our Declaration of Trust and bylaws is not exclusive of any other rights, which those seeking indemnification or advancement of expenses from us may have.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our trustees and officers pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

     Individual indemnification agreements have been entered into with us by each of our officers and trustees. The indemnification agreements provide for indemnification of liabilities arising from their services as an officer or trustee of the company.

     Our bylaws permit us to purchase and maintain insurance on behalf of any trustee, officer, employee or agent of the company against liability asserted against him or her arising out of such capacity or status, whether or not we would have the power to indemnify him or her against such liability under the provisions of our bylaws. We have purchased and maintain trustee and officer liability insurance.

ITEM 16.  EXHIBITS.

     The following exhibits are filed herewith unless otherwise indicated:


EXHIBIT
NUMBER    DESCRIPTION
4.1 Specimen certificate of Priority Class A Common Shares incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-11, File No. 333-56087.

4.2 Amended and Restated Declaration of Trust of the Registrant incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement filed on Form S-11, File No. 333-56087.

4.3 Bylaws of the Registrant incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-11, File No. 333-56087.

5.1       Opinion of Shah Ray & Byler, LLP as to legality of securities.

8.1       Opinion of Hunton & Williams as to certain tax matters.

15.1      Letter Regarding Unaudited Interim Financial Information

23.1      Consent of Shah Ray & Byler, LLP (included in exhibit 5.1).

23.2      Consent of Moore Stephens, P.C.

24.1 Power of Attorney (appears on the signature page of this registration statement).


ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

               (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to trustees, officers and controlling persons of the registrant pursuant to the provisions discussed in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Cumberland, Commonwealth of Pennsylvania, on February 13, 2002.

                                      HERSHA HOSPITALITY TRUST

                                      By: /s/ Hasu P. Shah
                                          -------------------------------------
                                          Hasu P. Shah, Chief Executive Officer

                                POWER OF ATTORNEY

     BE IT KNOWN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hasu P. Shah and Ashish R. Parikh or either of them, as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) of the Securities Act increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                       DATE
--------------------------  -----------------------------------  -----------------

/s/ Hasu P. Shah            Chairman, Chief Executive Officer    February 13, 2002
--------------------------  and Trustee
Hasu P. Shah                (Principal Executive Officer)


/s/ Ashish R. Parikh        Chief Financial Officer              February 13, 2002
--------------------------  Principal Financial and Accounting
Ashish R. Parikh            Officer)


/s/ Kiran P. Patel          Secretary                            February 13, 2002
--------------------------
Kiran P. Patel


/s/ Rajendra O. Gandhi      Treasurer                            February 13, 2002
--------------------------
Rajendra O. Gandhi


/s/  K.D. Patel
--------------------------
K.D. Patel                  Trustee                              February 13, 2002


/s/ L. McCarthy Downs, III  Trustee                              February 13, 2002
--------------------------
L. McCarthy Downs, III


                                      II-4

/s/ Michael A. Leven        Trustee                              February 13, 2002
--------------------------
Michael A. Leven


/s/  William Lehr, Jr.
--------------------------  Trustee                              February 13, 2002
William Lehr, Jr.


/s/ Thomas S. Capello       Trustee                              February 13, 2002
--------------------------
Thomas S. Capello


/s/ Donald J. Landry        Trustee                              February 13, 2002
--------------------------
Donald J. Landry

                                  EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION
4.1 Specimen certificate of Priority Class A Common Shares incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-11, File No. 333-56087.

4.2 Amended and Restated Declaration of Trust of the Registrant incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement filed on Form S-11, File No. 333-56087.

4.3 Bylaws of the Registrant incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-11, File No. 333-56087.

5.1       Opinion of Shah Ray & Byler, LLP as to legality of securities.

8.1       Opinion of Hunton & Williams as to certain tax matters.

15.1      Letter Regarding Unaudited Interim Financial Information

23.1      Consent of Shah Ray & Byler, LLP (included in exhibit 5.1).

23.2      Consent of Moore Stephens, P.C.

24.1 Power of Attorney (appears on the signature page of this registration statement).